Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-148619, 333-131767, 333-83872, 333-201534 on Forms S-8 and Registration Statement No. 333-194777 on Form S-3ASR of Crestwood Equity Partners LP of our report dated July 23, 2013 (August 5, 2013 as to Note 10) (February 28, 2014 as to Note 17) (March 4, 2014 as to Schedule I in Item 15(a)(2)) relating to the consolidated financial statements and financial statement schedule of Crestwood Equity Partners LP (formerly known as Inergy, L.P. (formerly known as Crestwood Gas Services GP LLC)) and subsidiaries, (collectively the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph on the unaudited pro forma information for the acquisitions of Inergy Midstream, L.P. and Arrow Midstream Holdings LLC presented in Note 3), appearing in this Annual Report on Form 10-K of Crestwood Equity Partners LP for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 27, 2015